PRIVATE  SECURITIES LITIGATION REFORM ACT OF
                  1995 SAFE HARBOR COMPLIANCE STATEMENT
                     FOR FORWARD LOOKING STATEMENTS

MARKET RISKS AND OTHER BUSINESS FACTORS

In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), 15 U.S.C.A. Sections 77z 2 and 78u 5 (Supp. 1996), Congress encouraged public companies to make "forward looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward looking statements. Leapfrog Smart Products, Inc. ("the "Company") intends to qualify both its written and oral forward looking statements for protection under the Reform Act and any other similar safe harbor provisions.

"Forward looking statements" are defined by the Reform Act. Generally, forward looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward looking statements of the Company. The Company undertakes no obligation to update or revise this Safe Harbor Compliance Statement for Forward Looking Statements (the "Safe Harbor Statement") to reflect future developments. In addition, the Company undertakes no obligation to update or revise forward looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

The Company provides the following risk factor disclosure in connection with its continuing effort to qualify its written and oral forward looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to management that could cause actual results to differ materially from those in forward looking statements include the following:

A HIGHLY COMPETITIVE MARKET MAY NEGATIVELY IMPACT THE COMPANY'S BUSINESS, PROSPECTS, FINANCIAL CONDITION AND RESULTS OF THE COMPANY

At this time, the Company is in a highly competitive market with brand name operators. The Company must rely solely on the effective and efficient promotion, operational support and sales of its services for its success. The Company is engaged in a business with a high public profile and is directly competitive with manufacturers and distributors of Smart Card Systems. There can be no assurance that these threats of competition will not negatively impact the operations and results of the Company.

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS COULD HAVE A MATERIAL ADVERSE EFFECT ON THE COMPANY'S BUSINESS, PROSPECTS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company's business and prospects must be considered along with the risks, expenses and difficulties frequently encountered by companies in their early stages of development. The risks the Company faces include, but are not limited to, an evolving and unpredictable business and industry, management of growth, the Company's ability to anticipate and adapt to a developing market and unforeseen changes and developments in the Company's strategic partners' activities and direction. To address these risks, the Company must, among other things, implement and successfully execute its business strategy, continue to develop and upgrade its technology, provide superior client service, respond to competitive developments and attract, retain and motivate qualified personnel and meet the expectations of its strategic partners. There can be no assurance that the Company will be successful in addressing such risks, and the failure to do so could have a material adverse effect on the Company's business, prospects, financial condition and results of operations.

THE COMPANY'S LIMITED OPERATING HISTORY MAY NEGATIVELY AFFECT ITS ABILITY TO ACCURATELY PREDICT REVENUES AND FORECASTS

The Company has a limited operating history. In addition, the Company competes in emerging markets. As such, the Company may not be able to accurately predict its revenues. The Company expects to experience significant fluctuations in its future quarterly operating results due to a variety of factors, many of which are outside the Company's control. Factors that may adversely affect the Company's quarterly operating results include:

(a)  the Company's ability to retain and attract clients;

(b)  the level of competition in the Smart Card industry;

(c) the Company's ability to upgrade and develop its systems and infrastructure and attract new personnel in a timely and effective manner;

(d) the amount and timing of operating costs and capital expenditures relating to expansion of the Company's business, operations and infrastructure;

(e)  governmental regulation;

(f) general economic conditions and economic conditions specific to the Smart Card industry; and

(g)  ability to raise additional capital

THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL SECURE, OR BE ABLE TO PROTECT ANY PATENTS, TRADEMARKS OR INTELLECTUAL PROPERTY

The Company has applied for United States patents related to its business. The Company also has applied for trademark protection in the United States for the name LEAPFROG SMART PRODUCTS, INC. There can be no assurance that existing or future patents or trademarks, if any, will adequately protect the Company. Also, there can be no assurances that any patent or trademark applications will result in issued patents or trademarks. In addition, there can be no assurances that the Company's patents or trademarks will be upheld, if challenged. The Company also faces the risk that competitors will develop similar or superior methods or products outside the protection of any patent issued to the Company. Although the Company believes that its potential patent and trademarks, as well as the Company's products, do not and will not infringe patents or trademarks or violate the proprietary rights of others, it is possible that the Company's existing patent or trademark rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. Failure to do any of the foregoing could have a material adverse effect upon the Company.

In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent or trademark infringement or proprietary rights violation action that may be brought against it. Moreover, if the Company's products infringe patents, trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

POTENTIALLY RAPID OPERATIONAL EXPANSION MAY NOT BE EFFECTIVELY MANAGED OR MAINTAINED BY THE COMPANY

The Company's proposed expansion will also require the company to enhance its operational and financial systems. Expansion will also require additional management, operational and financial resources. If the Company cannot make the necessary changes to its systems and resources, it is possible that the Company's results of operations and financial condition could be materially adversely affected. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate its growth. In addition, there can be no assurance of the viability of the Company's products in new geographic regions or particular local markets.

GOVERNMENT REGULATION MAY IMPEDE THE PROGRESS OF THE COMPANY

In running its business, the Company must comply with state laws and a wide range of other state and local rules and regulations. It is essential and costly to make sure the Company complies with federal, state and local regulations. The failure to comply could have a material adverse effect on the Company. If the Company were to violate any of the federal and/or state laws and regulations governing its business in a particular state, the Company and its affiliates could be forced to make rescission offers, pay monetary damages and/or penalties, face imprisonment and/or face injunctive proceedings.

THE COMPANY'S DEPENDENCE ON KEY PERSONNEL COULD NEGATIVELY IMPACT THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The Company's future success depends in large part on the continued service of its key marketing and management personnel. The Company must also be able to continue to attract and retain qualified employees. The competition for such personnel is intense, and the loss of key employees could have a material effect on the Company's financial condition and results of operations.

THE CONTROL OF THE COMPANY BY PRINCIPAL SHAREHOLDERS, OFFICERS AND DIRECTORS COULD IMPEDE ITS SHAREHOLDERS FROM HAVING ANY ABILITY TO DIRECT AFFAIRS AND BUSINESS

The Company's principal shareholders, officers and directors beneficially own approximately 2,004,472 (22.33%)shares of the Company's Common Stock as of December 31, 2000. As a result, the principal shareholders, officers and directors may have the ability to control the Company and direct its affairs and business. Such concentration of ownership could delay, defer or prevent a change in control of the Company.

ISSUANCE OF PREFERRED STOCK MAY ADVERSELY AFFECT HOLDERS OF
COMMON STOCK OR DELAY OR PREVENT CORPORATE TAKE-OVER

The Company's Articles of Incorporation provide that the Company may, from time to time, issue preferred stock in one or more series. The Articles of Incorporation authorize the Board of Directors of the Company to determine the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock and the designation of any such shares, without any vote or action by the Company's shareholders. The Board of Directors may authorize and issue Preferred stock with voting power or other rights that could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the issuance of preferred stock could delay, defer or prevent a change in control of the Company, because the terms of preferred stock that might be issued could potentially prohibit the Company's consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction without the approval of the holders of the outstanding shares of the preferred stock.

THE COMPANY'S STOCK PRICE WILL BE POTENTIALLY VOLATILE

There has been little public market for the Company's common stock. There can be no assurance that an active trading market will develop or be sustained. At a future date, provided a public market for the stock does develop, the market price of the shares of Common Stock is likely to be highly volatile and may be significantly affected by factors such as fluctuations in the Company's operating results, announcements of technological innovations or new products and/or services by the Company or its competitors, governmental regulatory action, developments with respect to patents or proprietary rights and general market conditions. In addition, the stock market has, from time to time, experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.

THE POSSIBLE NEED FOR ADDITIONAL FINANCING MAY IMPEDE THE COMPANY'S ABILITY TO MANAGE OPERATIONS AT AN OPTIMAL LEVEL

The ultimate success of the Company may depend upon its ability to raise additional capital. The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital. The Company will not investigate these issues until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source. Also, if additional capital is available, there can be no assurance that additional capital can be obtained on terms acceptable to the Company. If additional capital is not available, the Company's operations will be limited to those that can be financed with its modest capital.

THE COMPANY'S INDEMNIFICATION OF OFFICERS AND DIRECTORS MAY RESULT IN SUBSTANTIAL EXPENDITURES

The Company's Articles of Incorporation provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company that it will be unable to recoup.

THE COMPANY'S DEPENDENCE UPON OUTSIDE ADVISORS MAY LIMIT THE ABILITY TO GROW OPERATIONS AT AN OPTIMAL RATE

To supplement the business experience of its officers and directors, the Company may be required to employ consultants or advisors. It is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company. There can be no assurances that the Company will locate adequate outside advisors, or that they will be available at affordable rates. Provided such persons are not located, the Company's operations may be negatively impacted.

RULE 144 SALES MAY HAVE A DEPRESSIVE IMPACT ON THE COMPANY'S STOCK

Certain of the outstanding shares of Common Stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. As a result of revisions to Rule 144 that became effective on or about April 29, 1997, there will be no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

REQUIRED REGULATORY DISCLOSURE RELATING TO LOW-PRICED STOCKS MAY
NEGATIVELY IMPACT LIQUIDITY IN THE COMPANY'S STOCK

As long as the trading price of the Common Stock is less than US$5.00 per share, trading in the Common Stock in the US secondary market is subject to certain rules promulgated under the Securities Exchange Act of 1934, which rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-NASDAQ equity security that has a market price of less than US$5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the
purchaser and have received   the purchaser's written consent to the
transactions prior to sale.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of stockholders to sell the Common Stock in the US secondary market.

CURRENT PROSPECTUS AND STATE BLUE SKY REQUIREMENTS MAY IMPEDE THE
COMPANY'S ABILITY TO OFFER ITS COMMON STOCK IN CERTAIN JURISDICTIONS

The Company will be able to issue shares of its common stock only if there is then a current prospectus relating to such common stock and only if such common stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the common stock reside. The Company has undertaken and intends to file and keep current a prospectus that will permit the purchase and sale of the common stock, but there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify for sale the shares of Common Stock in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The common stock may be deprived of any value and the market for such shares may be limited if a current prospectus covering the common stock is not kept effective or if such common stock is not qualified or exempt from qualification in the jurisdictions in which the holders then reside.